UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(d)
                                     of the
                         SECURITIES EXCHANGE ACT OF 1934

                        Date of Event: February 15, 2002

                           Kelly's Coffee Group, Inc.
                           --------------------------
             (Exact name of registrant as specified in its charter)

                                     NEVADA
         (State or other jurisdiction of incorporation or organization)


            33-2128-D                            84-1062062
            ---------                            ----------
     (Commission File Number)       (IRS Employer Identification Number)




                          c/o Richard Surber, President
            268 West 400 South, Suite 300, Salt Lake City, Utah 84101
                    (Address of principal executive offices)

                                 (801) 575-8073
              (Registrant's telephone number, including area code)




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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

On February 15, 2002, Kelly's Coffee Group, Inc. ("Company") entered into a Stock Purchase Agreement ("Agreement") with Axia Group, Inc. ("Axia") wherein the Company agreed to issue to Axia 255,100,000 restricted shares of the Company's common stock. This number of shares is approximately 82% of the issued and outstanding shares of the Company after the close of the transaction. The Company's financial statements and tax returns will not be consolidated with those of Axia as a result of the Agreement.

The Company acquired essentially all of the assets and liabilities of Axia including a portfolio of securities, real estate holdings and publicly reporting shell-companies. The provisions of the Agreement note the estimated value of Axia's gross assets to be more than $10,000,000 with a net worth exceeding $5,000,000. Specific reference to the interests transferred as a result of this Agreement are detailed in the Disclosure Schedules of the Agreement. The transaction is also structured to preserve an estimated $5,000,000 in tax loss carry-forwards in either Axia or its subsidiary corporations. The Company intends to manage the Axia interests acquired as a result of this transaction in a manner similar to that followed by Axia. A copy of the Stock Purchase Agreement is attached hereto.

Richard Surber is a common officer and director of both the Company and Axia, and for a majority of the transferred subsidiaries Mr. Surber is the only officer and director. Neither party to the Agreement nor corporations subject to the Agreement are required to change or modify their currently existing board of directors or officers.

The parties by agreement have specified that the shares of the Company's common stock issued to Axia will be restricted from any sale or transfer into the public market for a period of two years from the closing date of the Agreement and that the share certificates shall bear a restrictive legend to that effect.

ITEM 7.           Financial Statements and Exhibits

Pro forma financial statements, if required, will be filed by amendment within the time allowed by rule.

EXHIBIT        PAGE
NO.            NO.         DESCRIPTION

1                          Stock Purchase Agreement dated February 15, 2002

2 Year-end December 31, 2000, audited financial statements for Kelly's Coffee Group, Inc., September 30, 2001 interim financial statements for Kelly's Coffee Group, Inc., Pro-forma financial statements, consolidating Kelly's Coffee Group, Inc with the acquired interest as required will be filed by amendment.







Pursuant to the requirement of the Securities Exchange Act of 1934, the

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registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Kelly's Coffee Group, Inc.

Signature                                                         Date



By:  /s/  Richard Surber                                   February 25, 2002
   ---------------------------------------
Name:    Richard Surber
Title:   President






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                                    Exhibit 1




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                            STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement"), dated as of February 15, 2002, by and among Axia Group, Inc., a Nevada corporation ("Axia"), and Kelly's Coffee Group, Inc., a Nevada corporation ("Kelly's").

                              W I T N E S S E T H:

         WHEREAS, Axia owns a majority, controlling or beneficial interest in shares of the common stock of certain corporations detailed in Exhibit "A" of the Disclosure Schedule to this Agreement ("Axia Companies"); and

         WHEREAS, the Axia Companies own certain real and personal property detailed in Exhibit "B" of the Disclosure Schedule to this Agreement; and

         WHEREAS, Axia owns certain securities detailed in Exhibit "C" of the Disclosure Schedule to this Agreement ("Axia Shares"); and

         WHEREAS, Kelly's desires to acquire, through the issue of its restricted common stock, the Axia Companies and the Axia Shares; and

         WHEREAS, Axia desires to sell the Axia Companies and the Axia Shares on the terms and conditions set forth herein;

         WHEREAS, the parties enter into this Agreement with the understanding and intention that the transaction described herein will qualify as a tax-free reorganization under the provisions of the Internal Revenue Code of 1986, as amended.

         NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               EXCHANGE OF SHARES

     1.1 Exchange of Shares. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined):

     (a) Kelly's shall issue and deliver to Axia two hundred and fifty five million one hundred thousand (255,100,000) shares of the authorized but unissued shares of Kelly's common stock, subject to a two (2) year restriction on any sale as defined in the Restriction on Sale of Securities Agreement attached as Exhibit "D" of the Disclosure Schedule to this Agreement, and



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     (b) Axia agrees to deliver to Kelly's, its interest in each of the Axia
Companies as detailed in Exhibit "A" of the Disclosure Schedule hereto and the Axia Shares as set forth in Exhibit "C" of the Disclosure Schedule hereto.

     1.2 Time and Place of Closing. The closing of the transactions contemplated hereby ("Closing") shall take place at the offices of Hudson Consulting Group, Inc. on or before February 22, 2002 ("Closing Date") at 10:00 A.M., M.S.T., or at such other place or time as the parties may agree.

                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Axia represents and warrants to Kelly's that now and/or as of the Closing:

     2.1 Due Organization and Qualification; Subsidiaries; Due Authorization.

     (a) Axia and the Axia Companies are corporations duly incorporated, validly existing and in good standing under the laws of their respective state jurisdictions, with full corporate power and authority to own, lease and operate their respective business and properties and to carry on their respective business' in the places and in the manner as presently conducted or proposed to be conducted. Axia and the Axia Companies are in good standing as foreign corporations in each jurisdiction in which properties are owned, leased or operated, or business conducted.

     (b) Axia does not own, directly or indirectly, a material interest in any corporation, firm, partnership, joint venture or other entity, other than those set forth in Exhibit "A" of the Disclosure Schedule which accompanies this Agreement and is incorporated herein by reference. All the outstanding shares of capital stock of the Axia Companies are owned free and clear of all liens, there are no contracts, agreements, arrangements, options, warrants, calls, commitments or other rights of any character obligating or entitling the Axia Companies to issue, sell, redeem or repurchase any of their securities, and there are no outstanding securities of any kind convertible into or exchangeable for securities of any of the Axia Companies.

     (c) Axia has all requisite corporate power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby. Axia has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Axia, enforceable against Axia in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding there for may be brought.

     2.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Axia and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of Axia or
(b) with or without the giving of notice or the passage of time and subject to obtaining such consents prior to the Closing, violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which



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Axia or any of the Axia Companies are party or by which Axia or any of the Axia
Companies are bound, or any judgment, order or decree, or any law, rule or regulation to which Axia or any of the Axia Companies or any of their respective assets are subject.

     2.3 Capitalization. All shares of the Axia Companies are duly authorized, validly issued, fully paid and non-assessable, and were not issued in violation of any preemptive right of the stockholders. The Axia Companies shares are not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Axia to issue, sell, redeem or repurchase any of the Axia Companies shares, and there are no outstanding securities of any kind convertible into or exchangeable into shares of the Axia Companies.

     2.4 Financial Statements. The Axia September 30, 2001 Form 10-QSB, and the related statements of operations, stockholders' equity and cash flows for the fiscal quarter and year then ended, including the notes thereto, as reviewed by Tanner + Co., certified public accountants are incorporated by reference into this Agreement ("Axia Financial Statements"). The Axia Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of Axia as of the dates and for the periods indicated. The books of account and other financial records of Axia have been maintained in accordance with good business practices.

     2.5 Further Financial Matters. Neither Axia nor any of the Axia Companies have any material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto, under generally accepted accounting principles, that are not reflected in the Axia Financial Statements.

     2.6 Taxes. Axia and the Axia Companies have filed all United States federal, state, county, local and foreign national, provincial and local returns and reports which were required to be filed on or prior to the date hereof in respect of all income, withholding, franchise, payroll, excise, property, sales, use, value-added or other taxes or levies, imposts, duties, license and registration fees, charges, assessments or withholdings of any nature whatsoever (together, "Taxes"). All such returns and reports filed on or prior to the date hereof have been properly prepared and are true, correct (and to the extent such returns reflect judgments made by Axia or the Axia Companies, as the case may be, such judgments were reasonable under the circumstances) and complete in all material respects. No tax return or tax return liability of Axia or any of the Axia Companies have been audited or, are presently under audit to the best of Axia's knowledge. Neither Axia nor any of the Axia Companies have been given or have requested waivers of any statute of limitations relating to the payment of any Taxes (or any related penalties, fines and interest). All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of Axia and the Axia Companies, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act,






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have been paid or shall be paid prior to the Closing and have been duly provided for on the books and records of Axia and in the Axia Financial Statements.

     2.7 Indebtedness; Contracts; No Defaults.

     (a) Copies of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Axia or any of the Axia Companies are party have previously been delivered to, or otherwise made available to Kelly's. An instrument is considered material for the purposes of this Section 2.7(a) if it provides for expenditures or receipts of more than $100,000.

     (b) Neither Axia, nor any of the Axia Companies are in breach in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Axia or any of the Axia Companies are party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Axia or any of the Axia Companies. Neither Axia nor any of the Axia Companies have received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     2.8 Personal Property. Axia and the Axia Companies have good and marketable title to all of their tangible personal property and assets, including, without limitation, all of the assets reflected in the Axia Financial Statements, that have not been disposed of in the ordinary course of business as of September 30, 2001, free and clear of all liens or mortgages, except for any lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

     2.9 Real Property. Exhibit "B" of the Disclosure Schedule sets forth a true and complete list of all material real property owned by Axia and Axia Companies.

     2.10 Compliance with Law.

     (a) Neither Axia nor any of the Axia Companies are conducting their respective business or affairs in material violation of any applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Neither Axia nor any of the Axia Companies have received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

     (b) Axia and the Axia Companies are in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Axia, threatened against Axia or any of the Axia Companies that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past





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or present conditions that Axia has reason to believe are likely to give rise to any material liability or other obligations of Axia or any of the Axia Companies under any environmental laws, except as has been otherwise disclosed to Kelly's.

     2.11 Permits and Licenses. Axia and the Axia Companies have all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct their respective business' and to own, lease, use, operate and occupy their assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect their respective business. Neither Axia nor any of the Axia Companies have re ceived any written or oral notice or claim pertaining to a failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect their business'.

     2.12 Ordinary Course. Axia and the Axia Companies have conducted their business', maintained real property and equipment and kept books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

     2.13 No Adverse Changes. There have been no (a) material adverse changes in the business, prospects, the financial or other condition, or the respective assets or liabilities of Axia and the Axia Companies as reflected in the Axia Financial Statements, (b) material losses sustained by Axia or the Axia Companies, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Axia's or the Axia's Companies business', or (c) events, conditions or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Axia or the Axia Companies.

     2.14 Litigation. There are been no (a) claims, disputes, actions, suits, proceedings or investigations pending or, to the knowledge of Axia, threatened, against or affecting the business of any of the Axia Companies, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of Axia, has any claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) outstanding judgments, orders, writs, rulings, injunctions, stipulations or decrees of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business' of any of the Axia Companies; and (c) neither Axia nor any of the Axia Companies have received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     2.15 Insurance. Axia and the Axia Companies do currently maintain certain forms of insurance.




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     2.16 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Axia and the Axia Companies, and all amendments to each are true, correct and complete. The minute books of the Axia Companies contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of the Axia Companies are true, correct and complete.

     2.17 Employee Benefit Plans. The Axia Companies do not maintain, nor has any Axia Company ever maintained, any employee benefit plans ("as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of the Axia Companies, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with Axia, or any entity required to be aggregated in a controlled group or affiliated service group with Axia for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b),
(c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans"), except for the Canton Financial Services 401(k) Plan 001 and Canton Financial Services Cafeteria Plan 002, as previously disclosed to Kelly's.

     2.18 Patents; Trademarks and Intellectual Property Rights. Axia and the Axia Companies own or possess sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s), proprietary rights and processes necessary for their business' as now conducted without any conflict with or infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing, and neither Axia nor the Axia Companies are bound by, or a party to, any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity.

     2.19 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Axia directly with Kelly's without the intervention of any person on behalf of Axia in such a manner as to give rise to any valid claim by any person against Kelly's for a finder's fee, brokerage commission or similar payment.

     2.20 Affiliate Transactions. Neither Axia nor any officer, director or employee of Axia (or any of the relatives or affiliates of any of the aforementioned persons) is a party to any agreement, contract, commitment or transaction with Axia or affecting the business of Axia, or has any interest in any property, whether real, personal or mixed, or tangible or intangible, used by or necessary to Axia which will subject Kelly's to any liability or obligation from and after the Closing Date.






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                                   ARTICLE III

                    REPRESENTATIONS AND WARRANTIES OF KELLY'S

     Kelly's represents and warrants to Axia that now and/or as of the Closing:

     3.1 Due Organization and Qualification; Due Authorization.

     (a) Kelly's is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada, with full corporate power and authority to own, lease and operate its respective business and properties and to carry on its respective business in the places and in the manner as presently conducted or proposed to be conducted. Kelly's is in good standing as a foreign corporation in each jurisdiction in which its business requires such qualification, except for any such failure, which when taken together with all other failures, is not likely to have a material adverse effect on the business of Kelly's taken as a whole.

     (b) Kelly's does not own, directly or indirectly, any controlling interest in any corporation, firm, partnership, joint venture or other entity.

     (c) Kelly's has all requisite power and authority to execute and deliver this Agreement, and to consummate the transactions contemplated hereby and thereby. Kelly's has taken all corporate action necessary for the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby, and this Agreement constitutes the valid and binding obligation of Kelly's, enforceable against Kelly's in accordance with its respective terms, except as may be affected by bankruptcy, insolvency, moratoria or other similar laws affecting the enforcement of creditors' rights generally and subject to the qualification that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

     3.2 No Conflicts or Defaults. The execution and delivery of this Agreement by Kelly's and the consummation of the transactions contemplated hereby do not and shall not (a) contravene the Certificate of Incorporation or By-laws of Kelly's, or (b) with or without the giving of notice or the passage of time, (i) violate, conflict with, or result in a breach of, or a default or loss of rights under, any material covenant, agreement, mortgage, indenture, lease, instrument, permit or license to which Kelly's is a party or by which Kelly's or any of its respective assets are bound, or any judgment, order or decree, or any law, rule or regulation to which Kelly's or any of its respective assets are subject, (ii) result in the creation of, or give any party the right to create, any lien upon any of the assets of Kelly's, (iii) terminate or give any party the right to terminate, amend, abandon or refuse to perform, any material agreement, arrangement or commitment to which Kelly's is a party or by which Kelly's or any of its respective assets are bound, or (iv) accelerate or modify, or give any party the right to accelerate or modify, the time within which, or the terms under which, Kelly's is to perform any duties or obligations or receive any rights or benefits under any material agreement, arrangement or commitment to which it is a party.





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     3.3 Capitalization. The authorized capital stock of Kelly's immediately prior to giving effect to the transactions contemplated hereby consists of 1,000,000,000 authorized shares of common stock, par value $0.001 per share, of which as of the date hereof 54,869,427 shares of common stock are issued and outstanding. All of the outstanding shares of Kelly's common stock, when issued in accordance with the terms hereof, will be, duly authorized, validly issued, fully paid and non-assessable, and not in violation of any rights of third parties. The Kelly's common stock is not subject to any preemptive or subscription right, any voting trust agreement or other contract, agreement, arrangement, option, warrant, call, commitment or other right of any character obligating or entitling Kelly's to issue, sell, redeem or repurchase any of its securities, and there is no outstanding security of any kind convertible into or exchangeable for Kelly's common stock.

     3.4 Financial Statements. The Kelly's September 30, 2001 Form 10-QSB, and the related statements of operations, stockholders' equity and cash flows for the fiscal quarter and year then ended, including the notes thereto, as reviewed by Tanner + Co., certified public accountants are incorporated by reference into this Agreement ("Kelly's Financial Statements"). The Kelly's Financial Statements, have been prepared in accordance with U.S. generally accepted accounting principles applied on a basis consistent throughout all periods presented, subject to audit adjustments, which are not expected to be material. Such statements present fairly the financial position of Kelly's as of the dates and for the periods indicated. The books of account and other financial records of Kelly's have been maintained in accordance with good business practices.

     3.5 Further Financial Matters.

     (a) Kelly's has no material liabilities or obligations, whether secured or unsecured, accrued, determined, absolute or contingent, asserted or unasserted or otherwise, which are required to be reflected or reserved in a balance sheet or the notes thereto under generally accepted accounting principles, but which are not reflected in the Kelly's Financial Statements.

     (b) The forecasted operations statements and cash flow statements of Kelly's, true and complete copies of which have been delivered to Axia, were prepared in good faith on the assumptions stated therein, which assumptions were believed to be reasonable in light of conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, Kelly's best estimate of its future financial performance, it being recognized that such forecasts do not constitute a warranty as to the future performance of Kelly's and that actual results may vary from forecasted results.

     3.6 Indebtedness; Contracts; No Defaults.

     (a) Copies of all material instruments, agreements, indentures, mortgages, guarantees, notes, commitments, accommodations, letters of credit or other arrangements or understandings, whether written or oral, to which Kelly's is party have previously been delivered to, or otherwise made available to Axia. An instrument is considered material for the purposes of this Section 3.7(a) if it provides for expenditures or receipts of more than $100,000.


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     (b) Kelly's is not in breach, in any material respect of, or in default in any material respect under, any material contract, agreement, arrangement, commitment or plan to which Kelly's is a party, and no event or action has occurred, is pending or is threatened, which, after the giving of notice, passage of time or otherwise, would constitute or result in such a material breach or material default by Kelly's or, to the knowledge of Kelly's, any other person or entity. Kelly's has not received any notice of default under any contract, agreement, arrangement, commitment or plan to which it is a party, which default has not been cured to the satisfaction of, or duly waived by, the party claiming such default on or before the date hereof.

     3.7 Personal Property. Kelly's has good and marketable title to all of its tangible personal property and assets, including, without limitation, all of the assets reflected in the Kelly's Financial Statements that have not been disposed of in the ordinary course of business since September 30, 2001, free and clear of all liens or mortgages, except for any lien for current taxes not yet due and payable and such restrictions, if any, on the disposition of securities as may be imposed by federal or applicable state securities laws.

     3.8 Real Property. Kelly's owns no real property.

     3.9 Compliance with Law.

     (a) Kelly's is conducting its respective business or affairs in compliance with applicable federal, state or local law, ordinance, rule, regulation, court or administrative order, decree or process, or any requirement of insurance carriers. Kelly's has received no notice of any violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

     (b) Kelly's is in compliance in all material respects with all applicable federal, state, local and foreign laws and regulations relating to the protection of the environment and human health. There are no claims, notices, actions, suits, hearings, investigations, inquiries or proceedings pending or, to the knowledge of Kelly's, threatened against Kelly's that are based on or related to any environmental matters or the failure to have any required environmental permits, and there are no past or present conditions that Kelly's has reason to believe are likely to give rise to any material liability or other obligations of Kelly's under any environmental laws.

     3.10 Permits and Licenses. Kelly's has all certificates of occupancy, rights, permits, certificates, licenses, franchises, approvals and other authorizations as are reasonably necessary to conduct its respective business and to own, lease, use, operate and occupy its assets, at the places and in the manner now conducted and operated, except those the absence of which would not materially adversely affect its respective business. Kelly's has not received any written or oral notice or claim pertaining to the failure to obtain any material permit, certificate, license, approval or other authorization required by any federal, state or local agency or other regulatory body, the failure of which to obtain would materially and adversely affect its business.



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

     3.11 Ordinary Course. Kelly's has conducted its business, maintained equipment and kept its books of account, records and files, substantially in the same manner as previously conducted, maintained or kept and solely in the ordinary course.

     3.12 No Adverse Changes. Since September 30, 2001, there has not been (a) any material adverse change in the business, prospects, the financial or other condition, or the respective assets or liabilities of Kelly's as reflected in the Kelly's Financial Statements,(b) any material loss sustained by Kelly's, including, but not limited to any loss on account of theft, fire, flood, explosion, accident or other calamity, whether or not insured, which has materially and adversely interfered, or may materially and adversely interfere, with the operation of Kelly's business, or (c) any event, condition or state of facts, including, without limitation, the enactment, adoption or promulgation of any law, rule or regulation, the occurrence of which materially and adversely does or would affect the results of operations or the business or financial condition of Kelly's.

         3.13 Litigation. There are been no (a) claims, disputes, actions, suits, proceedings or investigations pending or, to the knowledge of Kelly's, threatened, against or affecting the business of Kelly's, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity before any federal, state, local, foreign or other governmental authority, board, agency, commis sion or instrumentality, nor to the knowledge of Kelly's, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12-month period preceding the date hereof; (b) outstanding judgments, orders, writs, rulings, injunctions, stipulations or decrees of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of Kelly's; or (c) written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

     3.14 Insurance. Kelly's maintains no insurance policies.

     3.15 Certificate of Incorporation and By-laws; Minute Books. The copies of the Certificate of Incorporation and By-laws (or similar governing documents) of Kelly's, and all amendments to each are true, correct and complete. The minute books of Kelly's contain true and complete records of all meetings and consents in lieu of meetings of their respective Board of Directors (and any committees thereof), or similar governing bodies, since the time of their respective organization. The stock books of Kelly's are true, correct and complete.

     3.16 Employee Benefit Plans. Kelly's does not maintain, nor has Kelly's ever maintained, any employee benefit plans ("as defined in Section 3(3) of the "ERISA"), or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of Kelly's or, former employees, their beneficiaries and dependents.

     3.17 Patents; Trademarks and Intellectual Property Rights. Kelly's owns no patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, Internet web site(s) proprietary rights or processes

     3.18 Brokers. All negotiations relative to this Agreement and the transactions contemplated hereby have been carried out by Kelly's directly with Axia without the intervention of any person on behalf of Kelly's in such a manner as to give rise to any valid claim by any person against Axia for a finder's fee, brokerage commission or similar payment.

     3.19 Purchase for Investment.

     (a) Kelly's is acquiring the shares of the Axia Companies for investment for its own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and Kelly's has no present intention of selling, granting any participation in, or otherwise distributing the same. Kelly's further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant a participation to such person or to any third person, with respect to any of the Axia Companies shares.

     (b) Kelly's understands that the shares of the Axia Companies are not registered under the Securities Act of 1933 as amended ("Securities Act") on the ground that the sale and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Section 4(2) thereof, and that Kelly's reliance on such exemption is predicated on Axia's representations set forth herein. Axia is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D of the Securities Act.

     3.20 Investment Experience. Kelly's acknowledges that it can bear the economic risk of its investment, and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of acquiring the shares of the Axia Companies.

     3.21 Information. Kelly's has carefully reviewed such information as it deemed necessary to evaluate an investment in the shares of the Axia Companies. To the full satisfaction of Kelly's, it has been furnished all materials that it has requested relating to Axia and the Axia Companies, it has been afforded the opportunity to ask questions of representatives of Axia, to obtain any information necessary to verify the accuracy of any representations or information made or given to Kelly's. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of Axia set forth in this Agreement, on which Kelly's has relied in exchanging its shares for shares in the Axia Companies and the Axia Shares.

                                   ARTICLE IV

                                 INDEMNIFICATION

     4.1 Indemnity of Kelly's. Axia agrees to defend, indemnify and hold harmless Kelly's from and against, and to reimburse Kelly's with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Kelly's by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement made by Axia or in any document or certificate delivered by Axia pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     4.2 Indemnity of Axia. Kelly's agrees to defend, indemnify and hold harmless Axia from and against, and to reimburse Axia with respect to, all liabilities, losses, costs and expenses, including, without limitation, reasonable attorneys' fees and disbursements, asserted against or incurred by Axia by reason of, arising out of, or in connection with any material breach of any representation or warranty contained in this Agreement and made by Kelly's or in any document or certificate delivered by Kelly's pursuant to the provisions of this Agreement or in connection with the transactions contemplated thereby.

     4.3 Indemnification Procedure.

     A party (the "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 4. The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action. In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party. No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

                                    ARTICLE V

                                   DELIVERIES

     5.1 Items to be delivered to Kelly's prior to or at Closing by Axia.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in Axia's state of incorporation;

     (b) all applicable exhibits hereto;

     (c) all minutes and resolutions of board of director and shareholder meetings with regard to this Agreement;

     (d) shareholder lists of all the Axia Companies;

         (e) all financial statements and tax returns in the possession of Axia for the Axia Companies;

     (f) copies of all SEC filings;

     (g) resolution from Axia's current directors appointing designees of Kelly's to the board of directors of the Axia Companies where applicable;

     (h) copies of board of directors, and if applicable, shareholder resolutions approving this transaction; and

     (i) any other document reasonably requested by Kelly's that it deems necessary for the consummation of this transaction

     5.2 Items to be delivered to Axia prior to or at Closing by Kelly's.

     (a) articles of incorporation and amendments thereto, bylaws and amendments thereto, certificate of good standing in Kelly's state of incorporation;

     (b) all applicable exhibits hereto;

     (c) all minutes and resolutions of board of director and shareholder meetings in possession of Kelly's;

     (d) shareholder list;

     (e) all financial statements and tax returns in possession of Kelly's;

     (f) certificates representing Kelly's common stock duly authorized, validly issued, fully paid for and non-assessable;

     (g) copies of board, and if applicable, shareholder resolutions approving this transaction and authorizing the issuances of the shares hereto; and

     (h) any other document reasonably requested by Axia that it deems necessary for the consummation of this transaction


                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     6.1 Conditions Precedent to Closing. The obligations of the parties under this Agreement shall be and are subject to fulfillment, prior to or at the Closing, of each of the following conditions:

     (a) That each of the representations and warranties of the parties contained herein shall be true and correct at the time of the Closing date as if such representations and warranties were made at such time;

     (b) That the parties shall have performed or complied with all agreements, terms and conditions required by this Agreement to be performed or complied with by them prior to or at the time of the Closing;

     (c) That the parties shall be satisfied with the results of their due diligence and review of the other books and records.

                                   ARTICLE VII

                                   TERMINATION

     7.1 Termination. This Agreement may be terminated at any time before or, at Closing, by:

     (a) The mutual agreement of the parties;

     (b) Any party if:

     (i) Any provision of this Agreement applicable to a party shall be materially untrue or fail to be accomplished;

     (ii) Any legal proceeding shall have been instituted or shall be imminently threatening to delay, restrain or prevent the consummation of this Agreement; or

     (iii) The conditions precedent to Closing are not satisfied.

     (c) Upon termination of this Agreement for any reason, in accordance with the terms and conditions set forth in this paragraph, each said party shall bear all costs and expenses as each party has incurred and no party shall be liable to the other.

                                  ARTICLE VIII

                                  MISCELLANEOUS

     8.1 Survival of Representations, Warranties and Agreements. All representations and warranties and statements made by a party to this Agreement or in any document or certificate delivered pursuant hereto shall survive the Closing Date for so long as the applicable statute of limitations shall remain open. Each of the parties hereto is executing and carrying out the provisions of this agreement in reliance upon the representations, warranties and covenants and agreements contained in this agreement or at the closing of the transactions herein provided for and not upon any investigation which it might have made or any representations, warranty, agreement, promise or information, written or oral, made by the other party or any other person other than as specifically set forth herein.

     8.2 Access to Books and Records. During the course of this transaction through Closing, each party agrees to make available for inspection all corporate books, records and assets, and otherwise afford to each other and their respective representatives, reasonable access to all documentation and other information concerning the business, financial and legal conditions of each other for the purpose of conducting a due diligence investigation thereof. Such due diligence investigation shall be for the purpose of satisfying each party as to the business, financial and legal condition of each other for the purpose of determining the desirability of consummating the proposed transaction. The parties further agree to keep confidential and not use for their own benefit, except in accordance with this Agreement any information or documentation obtained in connection with any such investigation.

     8.3 Further Assurances. If, at any time after the Closing, the parties shall consider or be advised that any further deeds, assignments or assurances in law or that any other things are necessary, desirable or proper to complete the merger in accordance with the terms of this agreement or to vest, perfect or confirm, of record or otherwise, the title to any property or rights of the parties hereto, the parties agree that their proper officers and directors shall execute and deliver all such proper deeds, assignments and assurances in law and do all things necessary, desirable or proper to vest, perfect or confirm title to such property or rights and otherwise to carry out the purpose of this Agreement, and that the proper officers and directors the parties are fully authorized to take any and all such action.

     8.4 Notice. All communications, notices, requests, consents or demands given or required under this Agreement shall be in writing and shall be deemed to have been duly given when delivered to, or received by prepaid registered or certified mail or recognized overnight courier addressed to, or upon receipt of a facsimile sent to, the party for whom intended, as follows, or to such other address or facsimile number as may be furnished by such party by notice in the manner provided herein:

                  If to Axia:       Axia Group, Inc.
                                    268 West 400 South
                                    Salt Lake City, Utah 84101
                                    Tel: (801) 575-8073
                                    Fax: (801) 575-8092

                  If to Kelly's:    Kelly's Coffee Group, Inc.
                                    268 West 400 South, Suite 300
                                    Salt Lake City, Utah 84101
                                    Tel: (801) 575-8073
                                    Fax: (801) 575-8092

     8.5 Entire Agreement. This Agreement, the Disclosure Schedule and any instruments and agreements to be executed pursuant to this Agreement, sets forth the entire understanding of the parties hereto with respect to its subject matter, merges and supersedes all prior and contemporaneous understandings with respect to its subject matter and may not be waived or modified, in whole or in part, except by a writing signed by each of the parties hereto. No waiver of any provision of this Agreement in any instance shall be deemed to be a waiver of the same or any other provision in any other instance. Failure of any party to enforce any provision of this Agreement shall not be construed as a waiver of its rights under such provision.

     8.6 Successors and Assigns. This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person. This Agreement may not be assigned by any party hereto except with the prior written consent of the other party, which consent shall not be unreasonably withheld.

     8.7 Governing Law. This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of Utah as are applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

     8.8 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     8.9 Construction. Headings contained in this Agreement are for convenience only and shall not be used in the interpretation of this Agreement. References herein to Articles, Sections and Exhibits are to the articles, sections and exhibits, respectively, of this Agreement. The Disclosure Schedule is hereby incorporated herein by reference and made a part of this Agreement. As used herein, the singular includes the plural, and the masculine, feminine and neuter gender each includes the others where the context so indicates.

     8.10 Severability. If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.


     IN WITNESS WHEREOF, each of the parties hereto has executed this Agreement as of the date first set forth above.

Axia Group, Inc.                        Kelly's Coffee Group, Inc.


By: /s/ Gerald Einhorn                  By:  /s/  Richard Surber
   -------------------------               ------------------------------------
Name: Gerald Einhorn                    Name: Richard Surber
Title: Vice President                   Title: President

                                   Exhibit "A"
                  Shares to be transferred to Kelly's by Axia:


Corporation Name                    Number of shares held by Axia          % of Issued and Outstanding

Axia Group, Inc.                              441,730

Canton Industrial Corporation                 500,000                                10.00
of Salt Lake City

Canton Tire Recycling West                    500,000                               100.00
Virginia, Inc.

CyberBoy, Inc. (now known as                1,000,000                                48.80

C-Cubed Holdings, Inc.)

CyberCosmetics, Inc.                        1,000,000                                46.50

CyberExcellence, Inc.                         100,000

CyberEquestrian, Inc. (now                  1,458,000                                 5.83
known as eLocity Corporation)

CyberEye, Inc.                              2,000,000                                36.00

CyberFishing, Inc.                          2,000,000                                36.00

CyberGate, Inc. (now known as               2,000,000                                 9.97
Mortgage Financial Link.com,
Inc.)

CyberLead, Inc.                             2,000,000                                36.00

CyberLife, Inc.                             2,000,000                                36.00

CyberOil, Inc.                              1,000,000                                49.00

CyberSkiing, Inc.                           2,000,000                                36.00

CyberSoccer, Inc.                           1,000,000                                49.00

CyberTennis, Inc.                           1,000,000                                49.00

CyberTyme, Inc.                             2,000,000                                36.00

CyberWholesale, Inc.                        1,000,000                                49.00

CyberWrestling, Inc.                        1,000,000                                49.00

CyberWrite, Inc                             2,000,000                                36.00



Diversified Holdings I, Inc                12,000,000                                99.00

Downtown Development                       10,000,000                               100.00
Corporation (fka A-Z South
State, Inc.)

Golden Opportunity                          5,000,000                                60.27
Development Corporation

Kearns Development                          1,900,000                                 9.35
Corporation

Wasatch Capital Corporation                 2,000,000

Wichita Development                        82,660,702                                79.24
Corporation (fka
CyberBotanical, Inc.)


  Stocks Held by Diversified Holdings I, Inc. (title to remain in Diversified)

Canton Industrial Corporation               4,000,000                                80%
of Salt Lake City

Canton's Wild Horse Ranch II,                  10,000                                90.9%
Inc.

Diversified Holdings XIX, Inc.                  1,000                               100%

Golden Opportunity                          1,635,230                                19.71%
Development Corporation

Hudson Consulting Group, Inc.                 101,000                               100%

Kearns Development                            100,000                                00.49%
Corporation (fka CyberStudio, Inc.)

Oasis International Hotel &                 1,000,000                                90.9%
Casino, Inc.

Salt Lake Development Inc.(fka                794,000                                80%
Canton Commercial Carpet)

West Jordan Real Estate                     1,000,000                                89.1%
Holdings, Inc.


 Stocks Held by Wichita Development Corporation (title to remain in Wichita)

Wichita Properties, Inc.                               1,000,000
Kearns Development Corporation                        18,100,000


Investment Securities or Holdings

ATC II, Inc.                                              18,560
Earth Broadcasting Corporation                             2,857
eLocity Networks Corporation (fka Vaxcel, Inc.)        2,495,043
EnviroTec, Inc.                                          100,000
Eurotronics Holdings Incorporated                         50,000
Great American Gold Company                              171,177
KMC Foods, Inc.                                            1,000

                                   Exhibit "B"
                     Subsidiaries with Real Estate Holdings

         NAME                           No. of shares & ownership          Description of Real Estate

Canton Tire Recycling West              500,000 shares, 100%               Holds property formerly used as
Virginia                                                                   a crude oil storage facility
                                                                           located in, Parkersburg, West
                                                                           Virginia, there are no liens on
                                                                           this property.

Downtown Development                    10,000,000 shares 100%             7,000 square foot bldg. Located
Corporation                                                                in Salt Lake City, Utah,
                                                                           purchase price $535,000,
                                                                           current loan $373,805, currently
                                                                           65% occupied, 1/31/02 book
                                                                           value $406,019

Hudson Consulting Group, Inc.           101,000-wholly owned by            Three condominiums located in
                                        Diversified Holdings I             Brian Head, Utah, 1/31/02
                                                                           combined depreciated book
                                                                           value of $105,597, current
                                                                           loan balances total $95,334.

Kearns Development                      18,100,000 shares by Wichita       Owns one building and leases a
Corporation                             100,000 shares by Diversified I    second in Kearns, Utah, each
                                        1,900,000 shares by Axia           approx. 11,700 square feet,
                                                                           purchased bldg for $750,000
                                                                           current loan balance $616,301,
                                                                           this bldg is 100% occupied, the
                                                                           leased building has monthly
                                                                           rent due of $1,000 and has a
                                                                           purchase option of $650,000
                                                                           good through Oct. 31, 2002.
                                                                           1/31/02 book value $630,555



Salt Lake Development                   subsidiary of Div Holdings I       Owns 2 bldgs: one located in
Corporation                                                                Salt Lake City, a two story
                                                                           office bldg where Axia
                                                                           corporate offices are located,
                                                                           40% rented to third parties, two
                                                                           loans with a current balance due of
                                                                           $624,847; second bldg located in
                                                                           Ogden, Utah, three story bldg with
                                                                           18 apartments and a ground floor
                                                                           commercial space, purchase price of
                                                                           $850,000, current loan balance of
                                                                           $607,383. 1/31/02 total book
                                                                           value of both bldgs. $878,076

Wasatch Capital Corporation             2,000,000 shares                   36,797 square foot building,,
                                                                           located in downtown Salt Lake
                                                                           City, Utah, current loan balance
                                                                           $594,538, 12% interest, ground
                                                                           floor 70% occupied, upper
                                                                           floors in need of major
                                                                           renovation.  1/31/02 book value
                                                                           of $522,393

West Jordan Real Estate                 subsidiary of Div. Holdings I      72,256 square foot retail strip
Holdings, Inc                                                              center, located in Glendale area
                                                                           of Salt Lake City, Utah,
                                                                           purchase price of $799,000,
                                                                           with a current loan balance
                                                                           outstanding of $639,081.
                                                                           1/31/02 book value $646,724

Wichita Development                     82,660,702 shares 79.24%           Owns the Trade Center
Corporation                                                                Building located in the central
                                                                           business district of Wichita,
                                                                           Kansas, 48,541 square feet,
                                                                           80% occupied, purchase price
                                                                           of $540,554 in August 2000.
                                                                           1/31/02 book value $471,815




                           "Axia Companies" with Securities Holdings

Share Certificates held by Hudson:

          Name                             Number of Shares held by Hudson

     ATC II, Inc.                                                   14,335
     Career Worth, Inc. (fka DiSX, Inc.)                           117,648
     Career Worth, Inc. (fka DiSX, Inc.)                           133,332
     Career Worth, Inc. (fka DiSX, Inc.)                           100,000
     Career Worth, Inc. (fka DiSX, Inc.)                           100,000
     Caye Chapel, Inc.                                           2,000,000
     Eurotronics Holdings Incorporated                             125,000
     Eurotronics Holdings Incorporated                              71,507
     Eurotronics Holdings Incorporated                              77,149
     Gateway Distributors, Ltd.                                    860,174
     International Solubles Corporation                            200,000
     International Solubles Corporation                         35,250,000
     Kelly's Coffee Group, Inc.                                  1,925,000
     Kelly's Coffee Group, Inc.                                  1,417,570
     Kelly's Coffee Group, Inc.                                    500,000
     Kelly's Coffee Group, Inc.                                     62,150
     Rollerball International Inc.                                  85,000
     Sedona Worldwide Incorporated                                 126,611
     Senior Care Industries, Inc.                                  100,000
     Torchmail Communications (fka ERLY Industries, Inc.)          923,791
     Torchmail Communications Inc.                                 500,000
     TRSG Corporation                                            2,500,000
     TRSG Corporation                                              200,000
     Wichita Development Corporation                             1,301,573


Share Certificates held by Oasis International Hotel & Casino, Inc.:

     Kelly's Coffee Group, Inc.                                  2,500,000
     Kelly's Coffee Group, Inc.                                    154,271
     Wichita Development Corporation                               884,757

Axia Companies with Brokerage Accounts:


Hudson Consulting Group, Inc.  Account

Name of Company                         Number of shares                        per share value - extended value
All American Sportpark Inc.             35,500                                  $0.03                   $1,065
Bib.Net Corp.                           250,000                                 $0.02                   $5,000
Career Worth Inc.                       450,000                                 $0.003                  $1,350
Cathayone Inc.                          106,434
Educational Entertainment Inc.          100,000
Gateway Distributors Ltd.               29,440                                  $0.032                  $942.08
Global Datatel                          27,140                                  $0.0011                 $29.85
Health Watch - Restricted               1,800                                   $0.20                   $360
JAB Int'l Inc.                          600,000
Keystone Energy                         50,000                                  $0.001                  $50
Maxx International Inc.                 187,000                                 $0.015                  $2,805
Neogenomics Inc.                        200,000                                 $0.012                  $2,400
NuOasis Resorts Inc.                    214,000                                 $0.003                  $642
Onspan Networking Inc.                  2,292                                   $0.89                   $2,039.88
Power Exploration Inc.                  450                                     $0.15                   $67.50
Sandy Creek Corp.                       79,000                                  $0.015                  $1,185
Sedona Worldwide Inc.                   57,609                                  $0.065                  $3,744.58
TRSG Corporation (restricted)           500,000                                 $0.04                   $20,000
Tianrong Internet Prods & SVC           500,919                                 $0.001                  $500.92
Torchmail Communications Inc.           1,051                                   $2.00                   $2,102
Worldwater Corp.                        18                                      $0.19                   $3.42
Youthline USA Inc.                      157,709                                 $0.001                  $157.71



Oasis International Hotel & Casino, Inc. Account

Global Casino New                       54,998                                  $0.15                   $8,249.70
Kelly's Coffee Group                    479,349                                 $0.078                  $37,389.22
Wichita Development Corp                159,783                                 $0.01                   $1,597.83


Wichita Development Corporation Account

Airnet Communications Corp              2,900                                   $0.53                   $1,537
Axia Group, Inc.                        58,700                                  $0.60                   $35,220
Oracle Systems                          1,500
Wichita Development Corp.               7,000                                   $0.01                   $70


                                   Exhibit "C"

Securities to be transferred to Kelly's ("Axia Shares")

Shell Corporations:

         Name                               Shares  held by Axia &
                                            ownership percentage

CyberCosmetics, Inc.                        1,000,000               46.5%
CyberEye, Inc.                              2,000,000               36%
CyberFishing, Inc.                          2,000,000               36%
CyberLead, Inc.                             2,000,000               36%
CyberLife, Inc.                             2,000,000               36%
CyberOil, Inc.                              1,000,000               49%
CyberSkiing, Inc.                           2,000,000               36%
CyberSoccer, Inc.                           1,000,000               49%
CyberTennis, Inc.                           1,000,000               49%
CyberTyme, Inc.                             2,000,000               36%
CyberWholesale, Inc.                        1,000,000               49%
CyberWrestling, Inc.                        1,000,000               49%
CyberWrite, Inc.                            2,000,000               36%



Share Certificates held by Axia:

         Name                                       Number of Shares
                                                      held by Axia

ATC II, Inc.                                             18,560
Earth Broadcasting Corporation                            2,857
ELocity Networks Corporation (fka Vaxcel, Inc.)       2,495,043
EnviroTec, Inc.                                         100,000
Eurotronics Holdings Incorporated                        50,000
Great American Gold Company                             171,177
KMC Foods, Inc.                                           1,000





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



Holdings from Brokerage Account:


Axia Group, Inc. Account:


Name of Corporation                 Number of shares    Market Value 2/19/02
                                                        per share     Total
Axia Group, Inc.                    102,085             $0.60         $61,251
Biotel Inc.                         3,925               $0.60         $2,355
Columbus Networks Co.               150,00              $0.07         $10,500
Environmental Const. Products       24,400
Global Casino New                   4,000               $0.15         $600
Kelly's Coffee Group                185,000             $0.078        $14,430
Rollerball International            23,916              $0.015        $358.74
Sandy Creek Corporation             200,000             $0.015        $3,000
Vidmar Acquisition Inc.             17,800              $0.02         $356
Wichita Development Corp.           182,600             $0.01         $1,826

























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


                                   Exhibit "D"

                          RESTRICTION ON SALE AGREEMENT

This Restriction on Sale Agreement ("Agreement") is made part of and incorporated by reference as Exhibit "D" of the Disclosure Schedule to the Stock Purchase Agreement effective as of even date between Axia Group, Inc. and Kelly's Coffee Group, Inc., wherein 255,100,000 ("Kelly's Shares") shares of the common stock of Kelly's Coffee Group, Inc. ("Kelly's") are to be issued to Axia Group, Inc. ("Axia") in exchange for substantially all the assets and liabilities of Axia.

Axia hereby represents, warrants, covenants and agrees, for the benefit of Kelly's and the holders of record ("third party beneficiaries") of Kelly's outstanding securities, as of the date hereof and for a period of twenty-four
(24) months hereafter, that neither Axia nor any transferee of Axia will attempt to sell any of the Kelly's Shares through a publically brokered transaction into the public market. Any attempted sale, transfer or other disposition in violation of this Agreement shall be null and void. Axia further agrees that Kelly's (i) may provide a copy of this Agreement to the Kelly's transfer agent for the purpose of instructing the Kelly's transfer agent to place a legend on the certificate(s) evidencing that any transfer, sale, contract for sale, devise, gift, assignment, pledge or hypothecation of the Kelly's Shares are subject to the terms of this Agreement and (ii) may instruct its transfer agent not to transfer the Kelly's Shares in violation of this Agreement and(iii) may issue instructions to its transfer agent that the restrictive legend not be removed from certificates representing the Kelly's Shares for the period required under this Agreement.

This Agreement shall be binding upon the Axia, its agents, heirs, successors, assigns and beneficiaries. Any waiver by Kelly's of any of the terms and conditions of this Agreement in any instance must be in writing and must be duly executed by Kelly's and Axia and shall not be deemed or construed to be a waiver of such term or condition for the future, or of any subsequent breach thereof. Axia agrees that any breach of this Agreement will cause Kelly's and the third party beneficiaries irreparable damage for which there is no adequate remedy at law. If there is a breach or threatened breach of this agreement by the Axia, Axia hereby agrees that Kelly's and the third party beneficiaries shall be entitled to the issuance of an immediate injunction without notice to restrain the breach or threatened breach. Axia also agrees that Kelly's and all third party beneficiaries shall be entitled to pursue any other remedies for such a breach or threatened breach, including a claim for money damages.

Agreed and accepted this   14th  day of February 2002.
                         -------

AXIA GROUP, INC.                      KELLY'S COFFEE GROUP, INC.

By:    /s/ Gerald Einhorn             By:   /s/ Richard Surber
     --------------------------------      ------------------------------------
Name:   Gerald Einhorn                Name:   Richard Surber

Title:  Vice President                Title:  President


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